As filed with the Securities and Exchange Commission on February 12, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Opnext, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-3761205 (I.R.S. Employer Identification Number)

1 Christopher Way
Eatontown, NJ 07724
(Address, including Zip Code, of Registrant’s
Principal Executive Offices)
Copies to:
J. Scott Hodgkins, Esq.
Ann Lawrence, Esq.
Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, CA 90071
(213) 485-1234

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-138262
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Item 1.     Description of Registrant’s Securities to be Registered.
     Opnext, Inc. (the “Registrant”) registers hereunder its Common Stock, par value $0.01 per share (the “Common Stock”). A general description of the Common Stock may be found under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138262), filed under the Securities Act of 1933, as amended. Such description is hereby incorporated herein by reference.
Item 2.     Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Opnext, Inc.
Date: February 12, 2007	By:	/s/ Harry L. Bosco
		Name:	Harry L. Bosco
		Title:	President and Chief Executive Officer